Exhibit 10.2

THIS SECOND SUPPLEMENT TO LEASE ENTERED INTO THIS 2ND DAY OF SEPTEMBER, 2005

BY AND BETWEEN:

INNOVATION DRIVE LEASEHOLDS INC.
(the “Landlord”)

- and –

ENTRUST LIMITED
(the “Tenant”)

- and –

ENTRUST, INC.
(the “Guarantor”)

BACKGROUND

1.	3559807 Canada Inc. (now Northtech Et Inc.), Entrust Technologies Limited (now Entrust Limited, being the Tenant) and Entrust Technologies Incorporated (now Entrust, Inc., being the Guarantor) entered into a lease (the “Original Lease”) dated December 29, 1999, in respect of part of Lot 8, Concession 3, Township of March, now in the City of Kanata, Regional Municipality of Ottawa-Carleton, designated as Parts 4, 5, 6 and 7, Plan 4R-15831 (the “Land” together with the buildings, structures and improvements thereon, the “Premises”).

2.	Northtech Et Inc., Entrust Technologies Limited and Entrust Technologies Incorporated entered into a first supplement to lease dated June 20, 2000 (the “First Supplement”).

3.	The First Supplement incorrectly refers to the date of the Original Lease as December 20, 1999, rather than the correct date of December 29, 1999.

4.	Northtech Et Inc. sold the Premises to Innovation Drive Nominee Inc. (“Innovation”) on June 28, 2004, and in conjunction therewith assigned all of its interest in and to the Original Lease, as amended by the First Supplement (the “Lease”), to Innovation.

5.	Innovation headleased the Premises to the Landlord on June 28, 2004, and in conjunction therewith assigned all of its interest in and to the Lease to the Landlord.

6.	The Tenant delivered written notice dated January 20, 2005 (the “Termination Notice”), of the exercise of its option to terminate the Lease in respect of the 5th floor of the building located on the Lands, effective November 1, 2005.

DEFINITIONS

7.	All capitalized terms not defined in this Second Supplement shall be defined in accordance with the definitions therefor contained in the Lease.

AMENDMENT TO THE LEASE

8.	IN CONSIDERATION of the following Rent reduction (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), the Tenant hereby revokes the Termination Notice:

The words and numbers “Twenty Dollars and Twelve Cents ($20.12)” shall be changed to “Fifteen Dollars and Forty Cents ($15.40)” in the definition of “Rent” contained in Subsection 1.01(q) of the Lease.

FURTHER AMENDMENTS TO THE LEASE

9.	FOR OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, each of such parties hereby also agrees to amend the Lease as follows:

10.	The following definition shall be added to Section 1.01:

“Core CPI: the Consumer Price Index (all items as adjusted by the Bank of Canada to obtain its measure of core inflation as well as the effect of changes in indirect taxes on the remaining components, which as of the date of this agreement excludes fruit, vegetables, mortgage interest, natural gas, fuel oil, gasoline, inter-city transportation and tobacco products and is identified by Statistics Canada as CANSIM Identifier V36398); if the Core CPI is no longer published or if the base year is changed by Statistics Canada (or by its successor or other governmental agency), the parties shall provide for all necessary conversions.”

11.	The definition of “Termination Date” shall be changed to “November 30, 2015”.

12.	The parties confirm that the first option to extend the Term, as set out in Section 3 of Schedule “F” attached to the Lease, shall be in respect of the period beginning December 1, 2015, and ending November 30, 2020, and that the second option to extend the Term, as set out in the said Section 3, shall be in respect of the period beginning December 1, 2020, and ending November 30, 2025.

13.	Subsection 1.01(q) of the Lease shall be amended to the following:

“Rent: subject to the provisions of Schedule “F”, from the Commencement Date until the Termination Date, an annual rental of:

(i)	during the period between the Commencement Date to and including March 31, 2005, Seventeen Dollars and Eighty-Eight Cents ($17.88) per square foot of gross building area of the Building;

(ii)	during the period between April 1, 2005, to and including November 30, 2010, Fifteen Dollars and Forty Cents ($15.40) per square foot of gross building area of the Building; and

(iii)	during the period between December 1, 2010, to and including November 30, 2015, an amount equal to the product obtained by multiplying Fifteen Dollars and Forty Cents ($15.40) by a fraction (which shall be deemed to be not less than one (1)) which has as its numerator, the Core CPI for December 1, 2010, and as its denominator, the Core CPI for April 1, 2005.

14.	Section 11.08 of the Lease shall be amended to the following:

“The Landlord and the Tenant agree that in the event that the Landlord consents to an assignment of this lease under the provisions of this Section XI or the assignment of this lease is effected pursuant to section 11.07 hereof, the said assignment must include an assignment to the proposed assignee of a certain lease dated as of June 20, 2000, entered into between Northtech Land Development Inc., as landlord, the Tenant, as tenant, and the Guarantor, as guarantor, entered into contemporaneously with this lease with respect to Block 2, Plan 4M-1075, Kanata.”

15.	The words “, including cafeteria equipment,” shall be deleted from the eighth line of Section 14.04 of the Lease, Subsection 14.04(c) of the Lease shall be deleted and the following shall be added at the end of such Section 14.04:

“At the end of the Term (as extended, if applicable), all installations and equipment remaining and forming part of the “cafeteria” as of the such time (if any) shall become, without payment and without notice, the property of the Landlord and form part of the Building.”.

16.	The words “add additional floors to the Building, to expand the length or width of the Building and/or” shall be deleted from the seventh and eighth lines of Section 24.01 of the Lease and the following shall be added at the end of such Section 24.01:

“The Landlord covenants to refrain from modifying the gross building area of the Building in any material respect.”

17.	Section 8 of Schedule “F” is hereby deleted.

18.	In Section 14 of Schedule “F”, the “*” is hereby deleted for “exterior landscaping, including recreational areas”, and for “smoking shelters and patios”.

19.	The third paragraph of and the remainder of Section 17 of Schedule “F” shall be amended to the following:

“At the end of the Term (as extended, if applicable), the Generator shall become, without payment and without notice, the property of the Landlord and form part of the Building.”

20.	The reference to “December 20, 1999” in the First Supplement shall be amended to “December 29, 1999”.

21.	Except as otherwise expressly set out in this Second Supplement, the Lease shall remain in full force and effect unamended.

DATED as of the date first set out above.

INNOVATION DRIVE LEASEHOLDS INC.

Per:	/s/ Greg Spafford
Greg Spafford – Authorized Signing Officer

I have the authority to bind the Corporation.

ENTRUST LIMITED

Per:	/s/ Michael F. Morgan
Michael F. Morgan

I have the authority to bind the Corporation.

ENTRUST, INC.

Per:	/s/ David J. Wagner
David J. Wagner

I have the authority to bind the Corporation.